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                                                                    EXHIBIT 21.1
                                                                    ------------

                             SKYNET HOLDINGS, INC.

                         Subsidiaries of the Registrant
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
NAME                                   STATE OF INCORPORATION        OWNERSHIP
----                                   ----------------------        ---------
SkyNet Holding, Inc.                   Deleware (USA)                  Parent
Sky International Limited              United Kingdom                   100%
SkyNet Worldwide Express Pty Ltd.      New South Wales, Australia       100%
DPE International, Ltd.                Delaware (USA)                   100%
SkyNet, Inc.                           New York (USA)                   100%